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                                                                    Exhibit 10.3

                                     KEYCORP
                            AWARD OF RESTRICTED STOCK



Henry L. Meyer III

         By action of the Compensation and Organization Committee ("Committee") of the Board of Directors of KeyCorp, taken pursuant to the KeyCorp Chief Executive Officer Restricted Stock Plan ("Plan") on January 17, 2002, you have been awarded __________ shares of Restricted Stock. (Unless otherwise indicated, the capitalized terms used herein shall have the same meaning as set forth in the Plan.)

                  1. _____ shares of the Restricted Stock ("the Time Lapse Restricted Shares") may not be sold, transferred, otherwise disposed of, pledged or otherwise hypothecated until the earlier of the following:

                  a) December 31, 2003; or

                  b) the date not more than two years on or after a Change of Control upon which your employment terminates under circumstances entitling you to receive severance benefits or salary continuation benefits under KeyCorp Separation Pay Plan or under any employment or change of control or similar arrangement or agreement.

                  2. The remaining _____ shares of the Restricted Stock ("the Performance Accelerated Restricted Shares") may not be sold, transferred, otherwise disposed of, pledged, or otherwise hypothecated until the earliest of the following shall occur:

                  a) December 31, 2008;

                  b) the percentage increase in KeyCorp's average daily stock price for the years 2002 through 2003 exceeds the percentage increase in the average daily stock price of the median of the banks which comprise the Standard & Poor's 500 Banks Index (If at any time the Standard & Poor's 500 Banks Index ceases to be published or is altered in such manner as to make its use as a comparative reference inappropriate, as determined by the Committee in its sole discretion, then the Committee shall (i) select such other index as is then available that the Committee deems most appropriate to use as a substitute for the Standard & Poor's 500 Banks Index and (ii) decide



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                  whether to use that other index to determine whether the
                  condition of this paragraph has been met); or

                  c) the first day on which a Change of Control occurs on or before December 31, 2003.

                  3. If you shall die or become Disabled prior to the lapse of the restrictions on the Time Lapse Restricted Shares, then a pro rata number of the Time Lapse Restricted Shares shall be retained by you or your estate and become freely transferable upon death or Disability but the remainder shall immediately be forfeited upon your death or Disability, as the case may be.

                  4. The Time Lapse Restricted Shares shall immediately be forfeited if you retire between the ages of 55 and 65 prior to the lapse of the restrictions; provided, however, that the Committee may in its sole discretion determine that a pro rata number of the Time Lapse Restricted Shares shall be retained by you and become freely transferable upon retirement but that the remainder shall immediately be forfeited upon your retirement.

                  5. If you die or become Disabled prior to the lapse of the restrictions on the Performance Accelerated Restricted Shares and such shares thereafter cease to be restricted because of the performance of KeyCorp's average daily stock price, then a pro rata number of the Performance Accelerated Restricted Shares shall be retained by you or your estate and become freely transferable if and when the restrictions lapse because of the performance of KeyCorp's average daily stock price but the remainder shall immediately be forfeited upon your death or Disability, as the case may be, and if the restrictions do not lapse as a result of performance of KeyCorp's average daily stock price, the pro rata number of Performance Accelerated Restricted Shares retained by you or your estate shall be forfeited on December 31, 2003.

                  6. The Performance Accelerated Restricted Shares shall be forfeited if you retire between the ages of 55 and 65 prior to the lapse of the restrictions; provided, however, that the Committee may in its sole discretion determine that a pro rata number of shares shall be retained by you and become freely transferable if and when the performance of KeyCorp's average daily stock price meets the requirements of this Agreement but that the remainder of the shares shall immediately be forfeited upon your retirement, and if the restrictions do not lapse as a result of performance of KeyCorp's average daily stock price, the pro rata number of Performance Accelerated Restricted Shares retained by you shall be forfeited on December 31, 2003.

                  7. For purposes of this Agreement, the pro rata number of shares of Restricted Stock granted to you shall be based on a fraction the numerator of which is the number of months beginning in January 2002 that are completed prior to your change of status and the denominator of which is 24.

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                  8. The Restricted Stock shall be immediately forfeited if your employment with KeyCorp terminates prior to the date of the lapse of the restrictions as set forth earlier in this Agreement unless your employment terminates because of death, Disability, or retirement (in which case the specific provisions set forth earlier in this Agreement shall apply).

                  9. The Restricted Stock upon which the restrictions have lapsed nevertheless may not be sold or otherwise transferred until and unless you meet KeyCorp's Stock Ownership Guidelines or terminate your employment with KeyCorp; provided, however, that notwithstanding the foregoing you shall be permitted to sell the number of shares necessary to satisfy any withholding tax obligation that may arise in connection with the lapse of any restriction on the Restricted Stock.

                  10. If the lapse of the restrictions on the Restricted Stock would result in compensation to you that if earned would not be deductible by KeyCorp by reason of the disallowance rules of Section 162(m) of the Internal Revenue Code but would be deductible if deferred until a later year, then the Committee in its sole discretion may require that all or a portion of the Restricted Stock shall be exchanged for an award of equal value which shall be deferred into and remain in the KeyCorp Deferred Compensation Plan ("Deferred Plan") Common Stock Account pursuant to the provisions of the Deferred Plan; provided that if the Committee shall not require a deferral pursuant to this paragraph, then any provision in any KeyCorp Plan, Employment Agreement, or similar agreement or arrangement requiring a deferral by you because of Section 162(m) shall be deemed waived by KeyCorp with respect to the Restricted Stock.

                  11. You may elect to exchange Restricted Stock for an award of equal value which shall be deferred into the Deferred Plan Common Stock Account; provided, however, that such election shall be made at least one year prior to the lapse of the restrictions upon the Restricted Stock and provided further that the deferred award may not be transferred to another account in the Deferred Plan.

                  12. The Committee reserves the right to (at any time and from time to time) make adjustments in or alter the performance criteria (i.e., daily average stock price performance) set forth in this Agreement, in the Committee's sole discretion, to take into account changed circumstances which, in the Committee's judgment, make the performance criteria inapplicable, inappropriate, or otherwise undesirable. Consistent with the provisions of the Plan, the determination by the Committee as to whether the performance criteria have been satisfied or should be adjusted or altered shall be final and conclusive.

                  13. You shall be permitted to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the lapse of any restriction on the Restricted Stock by delivering to KeyCorp in Common Shares an amount equal to the withholding tax obligation arising with respect to such lapse.


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                  14. Notwithstanding any other provisions of this Agreement, if you engage in any "harmful activity" (as defined in Section 16 of the Plan) prior to or within six months after the termination of your employment with KeyCorp, then any and all shares of Restricted Stock which have vested on or after one year prior to termination of employment shall be immediately forfeited to KeyCorp and the sales price realized upon the sale of any such shares of Restricted Stock by you shall inure to and be payable to KeyCorp upon demand.

                  15. The provisions of Section 11 of the Plan entitled "Acceleration upon Change of Control" shall not apply to the Time Lapse Restricted Shares at any time and shall not apply to the Performance Accelerated Restricted Shares after December 31, 2003.



         January 17, 2002
                                                 -------------------------------
                                                 Thomas E. Helfrich
                                                 Executive Vice President




                                   ACCEPTANCE

         The undersigned hereby agrees to be bound by the foregoing Agreement and agrees and consents to the terms, conditions, and provisions of the Agreement, Plan and the Award evidenced by this Agreement.


                                                 -------------------------------
                                                 Henry L. Meyer III


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